UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 28, 2008

PHARMASSET, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-33428	98-0406340
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

303-A College Road East Princeton, NJ	08540
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (609) 613-4100

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On March 28, 2008, Pharmasset, Inc. (the “Company”) executed a Secured Promissory Note (the “Note”) in favor of Horizon Technology Funding Group V LLC (“Lender”) for the second of three possible loans to which the Lender has committed under the venture loan and security agreement dated September 30, 2007 between the Company and Lender (the “Loan Agreement”). The Loan Agreement was disclosed in a current report on Form 8-K filed with the Securities and Exchange Commission on October 4, 2007.

The face amount of the Note is $10,000,000 and, pursuant to its terms, the Company is required to make payments of accrued interest only during each of the 15 months beginning May 1, 2008 and ending on July 1, 2009. Interest on the Note is calculated based on a fixed annual percentage rate of 12%. Commencing on August 1, 2009, the Company will be required to make 30 monthly payments of principal plus accrued interest on the then outstanding principal of the Note. A late payment fee equal to 6% shall be applied to any scheduled payment not paid when due. A complete copy of the Note is attached to this report as Exhibit 10.1 and is incorporated herein by reference.

The Company and the Lender have no relationship other than with regard to the transactions contemplated by the Loan Agreement (which includes the Note, another secured promissory note in favor of the Lender dated October 4, 2007 and a warrant to purchase common stock of the Company issued on September 30, 2007).

The press release dated March 28, 2008 attached hereto as Exhibit 99.1 is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this report is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

The exhibits listed on the Exhibit Index are incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHARMASSET, INC.

Date: March 28, 2008	By:	/s/ Kurt Leutzinger
Kurt Leutzinger
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
10.1	Secured Promissory Note in favor of Horizon Technology Funding Group V LLC dated March 28, 2008.

99.1	Press release dated March 28, 2008